                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED MARCH 12,
                                     1998)
                                     PROSPECTUS NUMBER: 1725


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $51,000,000


CUSIP NUMBER:            59018S J96


INTEREST RATE:           5.76500%


ORIGINAL ISSUE DATE:     June 10, 1998


STATED MATURITY DATE:    June 10, 1999


INTEREST PAYMENT DATES:  Interest pays the 15th of May and November, commencing November 15, 1998;
                         subject to Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   June 5, 1998

